UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2018

Twelve Seas Investment Company

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38540	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25/28 Old Burlington Street

Mayfair, London W1S 3AN

(Address of principal executive offices, including Zip Code)

+44 203 096 2150

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 11, 2018, Twelve Seas Investment Company (the “Company”) announced that, commencing on July 13, 2018, the holders of the Company’s units issued in the Company’s initial public offering (the “Units”) may elect to separately trade the securities included in the Units. Each Unit consists of one ordinary share, par value $0.0001 per share (“Ordinary Share”), one right to receive one-tenth (1/10) of one Ordinary Share upon the consummation of the Company’s initial business combination (“Right”), and one warrant to purchase one Ordinary Share (“Warrant”). The Units not separated will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the symbol “TWLVU.” The Ordinary Shares, the Rights and the Warrants are expected to trade on Nasdaq under the symbols “TWLV,” “TWLVR” and “TWLVW,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Ordinary Shares, Rights and Warrants.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Twelve Seas Investment Company

Date: July 11, 2018	By:	/s/ Dimitri Elkin
Dimitri Elkin
Chief Executive Officer

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